UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  April 7, 1997



                         CONSUMERS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)

               0-2616                            23-1666392
      (Commission File No.)                     (I.R.S. Employer
                                                Identification No.)



1200 Camp Hill By-Pass, Camp Hill, Pennsylvania       17011-3774
(Address of Principal Executive Offices)              (Zip Code)


                                  717-761-4230
              (Registrant s Telephone Number, Including Area Code)

                             FORM 8-K CURRENT REPORT



ITEM 5. OTHER EVENTS

On April 7, 1997, the Company and LaSalle Group, Inc. ("LaSalle") amended their Agreement and Plan of Merger (the "Merger Agreement") dated October 30, 1996. The new agreement (a) extends the time period for closing the merger transaction and (b) changes the formula for determining the final merger consideration to be received by the Company's common shareholders. The change in the pricing formula is designed to eliminate any further erosion in the Merger Consideration.

The Merger Agreement had previously been amended to provide that closing on the merger would occur within five business days after the date of the Special Meeting of the Company's common shareholders. Inasmuch as the Special Meeting was held on March 25, 1997 (at which time the Plan of Merger was approved), and since the merger must still be approved by insurance regulators in four states, the parties agreed to further amend the Merger Agreement. The new agreement extends the date for closing to April 30, 1997, provided that if the closing has not occurred due to a regulatory approval delay beyond the control of either the Company or LaSalle, either party may request an extension, approval of which shall not be unreasonably withheld by the other party. However, if closing has not occurred by May 31, 1997, a request for any further extension by either party may be withheld by the other party in its sole discretion.

The new agreement also eliminates the potential for continued erosion of the Merger Consideration which would have otherwise occurred, since one of the Merger Consideration adjustments was based on the regulatory capital and surplus of the Company's principal insurance subsidiary at the end of the month prior to closing. This adjustment will now be based on the regulatory capital and surplus at December 31, 1996 less $300,000. While Article 1.4 of the Plan of Merger approved by the Company s common shareholders provides that, following shareholder approval, no amendment may be made which decreases the amount of Merger Consideration payable to holders of Consumers Common Stock, the Company s Chief Financial Officer will certify, at closing, that this amendment did not reduce the amount of Merger Consideration which would otherwise have been paid to the common shareholders pursuant to the orignial terms of the Plan of Merger.

The Company believes this amendment to the Merger Consideration is in the best interests of its shareholders, because it estimates that the subsidiary's capital and surplus will continue to decline while the parties await regulatory approval of the transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        (a)  Financial Statements of Business Acquired
                 Not Applicable
        (b)  Pro Forma Financial Information
                 Not Applicable
        (c)  Exhibits
                99.1   Amendment to Agreement and Plan of Merger
                99.2   News Release regarding modifications to merger agreement

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      CONSUMERS FINANCIAL CORPORATION
                                                  Registrant


Date      April 8, 1997               By  /S/ James C. Robertson
                                          James C. Robertson,
                                          President and
                                          Chief Executive Officer



Date      April 8, 1997               By  /S/ R. Fredric Zullinger
                                          R. Fredric Zullinger
                                          Senior Vice President,
                                          Chief Financial Officer
                                          and Treasurer